                                                                    EXHIBIT 99.1

January 18, 2001



                REGIONS ANNOUNCES EARNINGS AND DIVIDEND INCREASE


Regions Financial Corporation today announced earnings for the fourth quarter and year ended December 31, 2000. Net income for the fourth quarter of 2000 totaled $128.4 million or $.58 per diluted share. For the full year 2000, net income was a record $527.5 million or $2.38 per diluted share, which represents Regions 29th consecutive year of increased net income. Operating income for the full year, which excludes a net after-tax gain of $17.8 million resulting from the sale of Regions' credit card portfolio and sales of securities during the first quarter of 2000, totaled $509.7 million or $2.30 per diluted share.

Total assets are up 2% over year-end 1999 levels, with loans increasing 11% and deposits up 7%. Internal growth in 2000 was supplemented by growth from five bank acquisitions in Tennessee, Arkansas, Texas, Louisiana and Florida.

"I am very pleased to report that Regions increased net income in 2000 for the 29th consecutive year," Carl E. Jones, Jr., Regions President and Chief Executive Officer, stated. "Even with the challenging interest rate environment and higher credit costs in 2000, Regions' management team and employees, once again, produced record-breaking results. We continue to exhibit loan and deposit growth, generated both internally and through acquisitions."

"I am very excited about our recently announced pending acquisition of Morgan Keegan," Jones added. "This transaction will transform Regions into a leading diversified financial services company in the South."

In mid-December, Regions announced the signing of a definitive agreement under which Regions will acquire Morgan Keegan, Inc., one of the South's largest investment firms. Morgan Keegan operates over 50 offices in 14 states, primarily within Regions' geographic footprint, with almost 800 financial advisors. This transaction is expected to close during the first quarter of 2001, pending Morgan Keegan stockholder approval, regulatory approval, as well as other customary conditions of closing.

At its meeting yesterday, Regions' Board of Directors increased the quarterly cash dividend to $.28 per share. The increased dividend is payable on April 2, 2001 to stockholders of record as of March 16, 2001. This is the 30th consecutive year that Regions has increased its quarterly dividend and the 119th consecutive quarter in which the company has paid cash dividends, going back to its formation in 1971.

Regions Financial Corporation is a $43.7 billion bank holding company providing banking services from more than 750 offices in Alabama, Arkansas, Florida, Georgia, Louisiana, South Carolina, Tennessee and Texas. Regions also provides banking-related services in the fields of mortgage banking, insurance, securities brokerage and mutual funds. Regions' common stock is traded in the Nasdaq National Market System under the symbol RGBK.

                               Continued Next Page

January 18, 2001
Page Two

                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               Three Months Ended                             Year Ended
                                                  December 31                                 December 31
                                         ---------------------------                ----------------------------
Earnings                                     2000            1999        Change         2000             1999       Change
                                        -----------      -----------     ------     -----------      -----------    ------

Operating income*                       $   128,366      $   129,059      -1%       $   509,721      $   525,386      -3%
Net income                              $   128,366      $   129,059      -1%       $   527,523      $   525,386       0%
Net income-cash basis(1)                $   135,350      $   134,681       0%       $   553,617      $   544,822       2%

Per share:
 Operating income*                      $      0.58      $      0.59      -2%       $      2.31      $      2.37      -3%
 Operating income--diluted*             $      0.58      $      0.59      -2%       $      2.30      $      2.35      -2%
 Net income                             $      0.58      $      0.59      -2%       $      2.39      $      2.37       1%
 Net income--diluted                    $      0.58      $      0.59      -2%       $      2.38      $      2.35       1%
 Net income--cash basis(1)              $      0.61      $      0.62      -2%       $      2.51      $      2.46       2%
 Net income--diluted cash basis(1)      $      0.61      $      0.61       0%       $      2.49      $      2.43       2%
 Cash dividends declared                $      0.27      $      0.25       8%       $      1.08      $      1.00       8%


                                                                 December 31
                                                  -------------------------------------
Financial Condition                                   2000                           1999                         Change
                                                  -----------                     -----------                     ------
Total assets                                      $43,688,293                     $42,714,395                       2%
Loans, net of unearned income                     $31,376,463                     $28,144,675                      11%
Securities                                        $ 8,994,171                     $10,913,044                     -18%
Total earning assets                              $40,705,769                     $39,715,124                       2%
Total deposits                                    $32,022,491                     $29,989,094                       7%
Stockholders' equity                              $ 3,457,944                     $ 3,065,112                      13%
Stockholders' equity per share                    $     15.73                     $     13.89                      13%


Selected Ratios


Return on average stockholders' equity based on
  operating income*                                     15.76%                          17.13%
Return on average stockholders' equity based on
  net income                                            16.31%                          17.13%
Return on average total assets based on
  operating income*                                      1.19%                           1.33%
Return on average total assets based on
  net income                                             1.23%                           1.33%
Stockholders' equity to total assets                     7.92%                           7.18%
Allowance for loan losses as a percentage
  of loans, net of unearned income                       1.20%                           1.20%
Loans, net of unearned income, to
  total deposits                                        97.98%                          93.85%

*Twelve months ended 2000 data excludes gain on sale of credit card portfolio of $67.2 million pretax ($44.0 million after tax or $.20 per diluted share) and loss on sale of securities of $40.0 million pretax ($26.2 million after tax or $.12 per diluted share).

(1) Net income excluding the amortization of excess purchase price.

For additional information, please refer to Regions' Form 8-K filed with the Securities and Exchange Commission on January 18, 2001 or visit Regions' Web site at http://www.regionsbank.com or contact Ronald C. Jackson, Senior Vice President and Director of Investor Relations, Regions Financial Corporation, Telephone 205/326-7374.

                               Continued Next Page

January 18, 2001
Page Three


The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors which may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future (including the Morgan Keegan transaction), which in turn depends on a variety of factors, including: our ability to achieve in a timely manner anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; our ability to retain existing customers and employees of acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

          FINANCIAL SUPPLEMENT TO FOURTH QUARTER 2000 EARNINGS RELEASE


SUMMARY

Net income for the fourth quarter of 2000 totaled $128.4 million or $.58 per diluted share. For the full year 2000, net income was a record $527.5 million, which represents Regions 29th consecutive year of increased net income. Operating income for the full year, which excludes a net after-tax gain of $17.8 million resulting from the sale of Regions' credit card portfolio and sales of securities during the first quarter of 2000, totaled $509.7 million or $2.30 per diluted share.

Fourth quarter 2000 financial performance, compared to the prior quarter, was favorably impacted by increased net interest income, continued growth in non-interest income, and a lower effective tax rate. Partially offsetting these improvements were a higher provision for loan losses and increased non-interest expenses. Loan growth continued in the fourth quarter, but at a slower pace than previous quarters. Core deposits increased at a 4% annualized rate during the fourth quarter.

Regions completed three purchase acquisitions during the third quarter of 2000. No acquisitions were completed during the fourth quarter. In mid-December, Regions announced the signing of a definitive agreement under which Regions will acquire Morgan Keegan, Inc., one of the South's largest and leading investment firms. This transaction is expected to close during the first quarter of 2001, pending Morgan Keegan stockholder approval, regulatory approval, as well as other customary conditions of closing.

BALANCE SHEET CHANGES

Loan growth continued in the fourth quarter, but at a slower pace than previous quarters, reflecting the overall slowing of the economy. Loan growth for the fourth quarter was 6% annualized, using linked-quarter average balances, excluding the effect of acquisitions. Real estate construction and mortgage loans and commercial loans were the strongest categories of growth. On a year-to-year comparison, adjusting for the effect of the $278 million credit card portfolio sale in the first quarter of 2000, loans grew 12% over the last year, with internal growth accounting for 11% of this growth and 1% attributable to acquisitions. Geographically, the strongest areas of growth were the eastern and central regions of the franchise. Assuming continued moderate economic growth in Regions markets, Regions expects to continue to experience loan growth in most areas of its franchise during the next quarter at a level near the current quarterly growth rate.

On a linked-quarter annualized basis, excluding the effect of acquisitions, average earning assets increased 2% (somewhat less than loans) because a portion of the maturities from the securities portfolio were used to reduce short-term wholesale deposit funding. Earning assets during the first quarter of 2001 are expected to remain near the fourth quarter level.

Core deposits, which exclude wholesale deposit funding sources, increased at a 4% annualized rate during the fourth quarter. Internal core deposit growth, which excludes the effect of deposits added by acquisitions and wholesale deposits, slowed to a 1% annualized growth rate, based on linked-quarter average balances.

FINANCIAL SUPPLEMENT TO FOURTH QUARTER 2000 EARNINGS RELEASE
PAGE 2

Money market deposit accounts reflected some growth, with retail certificates of deposit remaining relatively flat and savings accounts reflecting a modest decline.

Regions continued to reduce its reliance on wholesale deposits and short-term borrowings for funding sources during the fourth quarter of 2000, with funding from these sources declining $936 million or 48% annualized over third quarter 2000 levels based on average balances. The increase in average long-term borrowings during the fourth quarter reflects the additional $1.5 billion in long-term Federal Home Loan Bank advances, which were added in mid-third quarter 2000.

OPERATING PERFORMANCE

Total revenues (defined as net interest income on a taxable equivalent basis plus non-interest income, excluding securities transactions) increased $31.5 million or 25% annualized on a linked-quarter annualized basis over the third quarter of this year. Taxable equivalent net interest income increased $28.2 million and non-interest income improved $3.3 million.

Net interest income (taxable equivalent) increased $11.2 million due to a 9 basis point (bps.) improvement in the net interest margin and modest growth in earning assets. The yield on interest-earning assets improved 15 bps. this quarter, while the rate on interest-bearing liabilities increased only 10 bps. The primary reason for the improvement in interest-earning asset yields during the fourth quarter was the conversion of additional interest income on mortgage-related assets to nontaxable status. In previous quarters, a significant portion of interest income on these mortgage-related assets was subject to income taxes. During the fourth quarter of 2000, Regions recapitalized one of its subsidiaries, as more fully explained below, which resulted in the conversion of previously taxable interest income to nontaxable status to Regions. Excluding the effect of the recapitalization of the subsidiary which holds the mortgage-related assets, net interest income (taxable equivalent) for the fourth quarter of 2000 would have increased $2.0 million over the prior quarter and the fourth quarter net interest margin would have been 3.42%, the same as the third quarter net interest margin. Current modeling indicates that Regions net interest margin should gradually improve (estimated at 5 to 8 bps. in first quarter 2001) over the fourth quarter level, assuming no further changes in market interest rates.

Total fourth quarter non-interest income increased $3.3 million over third quarter levels. Service charges on deposit accounts continued to reflect consistent growth--up another $1.8 million over third quarter 2000 levels, a reflection of recent pricing and management initiatives in this area. Trust fees increased at an annualized rate of 10% in the fourth quarter, reflecting increased sales efforts, pricing initiatives and improvements in market values of fixed income assets under management in the fourth quarter. Mortgage servicing and origination fees continued to reflect some decline in the fourth quarter, but at a slower rate than the third quarter. Mortgage servicing and origination fees in the fourth quarter were down $795,000 over third quarter 2000, primarily due to lower production. Single-family mortgage production was $437 million in the fourth quarter, compared to $520 million in the third quarter. Regions mortgage servicing portfolio totaled $21.6 billion at December 31, 2000, compared to $23.1 billion at September 30, 2000, reflecting the effect of recent sales of certain mortgage servicing assets. Other non-interest income increased $1.9 million over third quarter levels. Fourth quarter non-interest income includes $12.2 million in gains from Regions' ongoing strategy of exiting certain mortgage servicing portfolios. Regions' mortgage company completed the sale of several portfolios in 2000 that it was not equipped to adequately

FINANCIAL SUPPLEMENT TO FOURTH QUARTER 2000 EARNINGS RELEASE
PAGE 3

service and that did not fit well into its long-term mortgage servicing operations. Areas of non-interest income that were weaker in the fourth quarter of 2000, compared to the third quarter, were retail investment service fees, insurance fees and credit card fees. Third quarter other non-interest income included a $4.1 million gain from divestiture of a specialty consumer lending subsidiary and $2.0 million in gains from sales of certain non-strategic mortgage servicing assets.

Total non-interest expense increased $30.6 million or 11% over third quarter 2000 levels. Salaries and employee benefits increased $5.6 million, reflecting higher long-term incentive compensation costs, primarily related to the 20% increase in Regions stock price in the fourth quarter. Occupancy and furniture and equipment expense increased $3.0 million in the third quarter due to higher maintenance costs, increased property taxes, and higher depreciation charges, primarily associated with computer equipment. Other non-interest expense increased $22.0 million in the fourth quarter, compared to the third quarter of 2000, resulting from increases in a number of expense categories, including, advertising and promotion, deferred insurance acquisition costs, legal and professional fees, licenses, travel and business development, fraud and other non-credit losses, and foreclosure expenses. A portion of the increase in other non-interest expenses in the fourth quarter are not expected to recur in future quarters.

The provision for loan losses in the fourth quarter of 2000 was increased to $37.4 million or 0.48% annualized of average loans, as a result of a higher level of net loan charge-offs, growth and other changes in the loan portfolio. Net loan charge-offs for the fourth quarter of 2000 were $34.6 million (0.44% of average loans annualized), compared to $25.8 million (0.33% of average loans annualized) in the third quarter of 2000 and $33.5 million (0.47% of average loans annualized) in the fourth quarter of last year. The higher level of net loan charge-offs in the fourth quarter of 2000 resulted primarily from a $11.4 million charge-off of a commercial loan to a borrower in the steel industry. This loan had been on non-accrual status since the second quarter of 1999 and recent unfavorable developments related to this credit required additional charge-off in the fourth quarter of 2000. Without this charge-off, net loan charge-offs for the fourth quarter of 2000 would have been 0.30% of average loans annualized.

The higher level of commercial loan net charge-offs during the fourth quarter of 2000 was partially offset by lower levels of real estate and installment loan net losses. For the full year 2000, net loan charge-offs were $94.1 million (0.31% of average loans), down from $99.2 million (0.37% of average loans) in 1999.

Total non-performing assets ended the year at $238.8 million or 0.76% of loans and other real estate, essentially unchanged from the $237.1 million or 0.76% of loans and other real estate at September 30, 2000. Non-accrual loans declined $2.4 million in the fourth quarter and other real estate increased $5.2 million. Loans past due 90 days declined to $35.9 million at December 31, 2000, from $36.5 million at September 30, 2000.

The effective tax rate declined in the fourth quarter of 2000, primarily due to realization of a portion of the tax benefits associated with the recapitalization of one of Regions' subsidiaries. During the fourth quarter of 2000, Regions recapitalized this subsidiary, raising $150 million in Tier 2 capital, which resulted in a reduction in taxable income of this subsidiary attributable to Regions. The benefit to Regions of reduced taxable income of this subsidiary attributable to Regions is expected to result in a lower effective tax rate applicable to consolidated income before taxes of Regions for each of the next several quarters. Regions' effective tax rate applicable to consolidated income before taxes for each of the next several quarters will be

FINANCIAL SUPPLEMENT TO FOURTH QUARTER 2000 EARNINGS RELEASE
PAGE 4

dependent upon a number of factors, including, but not limited to, the amount of assets in the subsidiary, the yield of the assets in the subsidiary, the cost of funding the subsidiary, possible loan losses in the subsidiary, the level of expenses of the subsidiary, the level of income attributable to obligations of states and political subdivisions, and various other factors. Based on management's best estimate, the effective tax rate applicable to consolidated income before taxes for each of the next several quarters is expected to range from 28% to 31%.

ACQUISITION ACTIVITY

After completing three purchase acquisitions during the third quarter of 2000, no acquisitions were completed during the fourth quarter. In mid-December, Regions announced the signing of a definitive agreement under which Regions will acquire Morgan Keegan, Inc., one of the South's largest investment firms. This transaction is expected to close during the first quarter of 2001, pending Morgan Keegan stockholder approval, regulatory approval, as well as other customary conditions of closing.

Acquisitions completed since December 31, 1999 include the following (in thousands):

                                                                      Total         Total     Accounting    Banking
Date            Company Acquired                 Total Assets         Loans      Deposits         Method    Offices
-------------------------------------------------------------------------------------------------------------------
January 2000    LCB Corporation of                   $173,157      $112,403      $153,253       Purchase          5
                Fayetteville, Tennessee

May 2000        Five Branches in Fort Smith,         $186,361      $115,172      $185,745       Purchase          5
                Arkansas

August 2000     Heritage Bancorp, Inc. of            $114,370       $79,550      $106,791       Purchase          6
                Hutto, Texas

August 2000     First National Bancshares of         $303,793      $135,293      $209,001       Purchase          7
                Louisiana, Inc. headquartered
                in Alexandria, Louisiana

September 2000  East Coast Bank Corporation of       $107,779       $51,664       $98,173       Purchase          3
                Ormond Beach, Florida
-------------------------------------------------------------------------------------------------------------------
                Totals                               $885,460      $494,082      $752,963                        26
-------------------------------------------------------------------------------------------------------------------

As a part of its ongoing business strategy, Regions continually evaluates business combination opportunities.

STOCK BUYBACK PROGRAM

During the fourth quarter of 2000, Regions repurchased approximately 1.9 million shares in connection with its share buyback program. Since this 12 million share buyback program was announced in July 1999, Regions has repurchased a total of
5.3 million shares of its common stock (net of reissuances for completed acquisitions).

FINANCIAL SUPPLEMENT TO FOURTH QUARTER 2000 EARNINGS RELEASE
PAGE 5

In addition to the above 12 million share buyback authorization, Regions' Board of Directors has authorized the Company to repurchase up to 100% of the shares issued in connection with the Morgan Keegan transaction.

DIVIDEND INCREASE

At its January 2001 meeting, Regions' Board of Directors increased the quarterly cash dividend to $.28 per share. This represents an increase of 4% over the previous quarterly dividend level of $.27 per share. The increased dividend is payable on April 2, 2001 to stockholders of record as of March 16, 2001. This is the 30th consecutive year that Regions has increased its quarterly dividend and the 119th consecutive quarter in which the company has paid cash dividends, going back to its formation in 1971.

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

FINANCIAL SUPPLEMENT TO FOURTH QUARTER 2000 EARNINGS RELEASE
PAGE 6


Other factors which may affect the accuracy of our projections are specific to Regions, including: (I) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

For questions or additional information, please contact Ronald C. Jackson at
(205) 326-7374 or Kenneth W. Till at (205) 326-7605.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CONDITION
(Dollar Amounts in Thousands)

                                                        12/31/98            3/31/99            6/30/99            9/30/99
                                                      ------------       ------------       ------------       ------------
ASSETS
Cash and due from banks                               $  1,619,006       $  1,243,942       $  1,350,476       $  1,249,061
Interest-bearing deposits in other banks                   143,965             75,492             77,255             48,228
Investment securities                                    3,125,114          3,480,541          3,327,552          3,560,934
Securities available for sale                            4,844,023          5,489,283          5,512,854          5,938,836
Trading account assets                                      49,387             24,447             23,982             19,929
Mortgage loans held for sale                               927,668          1,046,924          1,266,412          1,227,275
Federal funds sold and securities purchased
    under agreement to resell                              233,941             49,089             58,192             90,462
Loans                                                   24,430,113         25,602,677         26,621,557         27,587,448
Unearned income                                            (64,526)           (62,441)           (68,872)           (75,976)
                                                      ------------       ------------       ------------       ------------
      Loans, net of unearned income                     24,365,587         25,540,236         26,552,685         27,511,472
Allowance for loan losses                                 (315,412)          (330,151)          (326,982)          (330,679)
                                                      ------------       ------------       ------------       ------------
      Net Loans                                         24,050,175         25,210,085         26,225,703         27,180,793
Premises and equipment                                     534,425            559,241            571,564            575,139
Interest receivable                                        292,036            297,737            302,125            293,467
Due from customers on acceptances                           57,046             73,036             54,339             29,614
Other assets                                               955,154          1,051,946          1,016,127          1,015,426
                                                      ------------       ------------       ------------       ------------
                                                      $ 36,831,940       $ 38,601,763       $ 39,786,581       $ 41,229,164
                                                      ============       ============       ============       ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                              $  4,577,125       $  4,473,304       $  4,569,264       $  4,624,868
    Interest-bearing                                    23,772,941         24,657,747         23,857,947         25,179,180
                                                      ------------       ------------       ------------       ------------
      Total Deposits                                    28,350,066         29,131,051         28,427,211         29,804,048
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and securities
        sold under agreement to repurchase               2,067,278          2,506,805          3,922,436          4,158,091
      Commercial paper                                      56,750             56,750             56,750             59,250
      Other short-term borrowings                        2,372,700          2,934,584          3,457,604          3,436,292
                                                      ------------       ------------       ------------       ------------
         Total Short-term Borrowings                     4,496,728          5,498,139          7,436,790          7,653,633
    Long-term borrowings                                   571,040            497,430            388,377            371,148
                                                      ------------       ------------       ------------       ------------
      Total Borrowed Funds                               5,067,768          5,995,569          7,825,167          8,024,781
Bank acceptances outstanding                                57,046             73,036             54,339             29,614
Other liabilities                                          356,659            283,586            348,423            350,784
                                                      ------------       ------------       ------------       ------------
      Total Liabilities                                 33,831,539         35,483,242         36,655,140         38,209,227

Stockholders' equity:
    Common stock                                           138,316            139,944            140,012            140,107
    Surplus                                              1,147,357          1,167,184          1,167,994          1,169,324
    Undivided profits                                    1,729,334          1,813,790          1,893,778          1,969,670
    Treasury Stock                                         (32,603)               (34)               (34)          (172,056)
    Unearned restricted stock                               (6,955)            (6,294)            (5,765)            (5,236)
    Accumulated other comprehensive income (loss)           24,952              3,931            (64,544)           (81,872)
                                                      ------------       ------------       ------------       ------------
         Total Stockholders' Equity                      3,000,401          3,118,521          3,131,441          3,019,937
                                                      ------------       ------------       ------------       ------------

                                                      $ 36,831,940       $ 38,601,763       $ 39,786,581       $ 41,229,164
                                                      ============       ============       ============       ============


                                                    12/31/99          3/31/00          6/30/00          9/30/00          12/31/00
                                                  ------------     ------------     ------------     ------------     ------------
ASSETS
Cash and due from banks                           $  1,393,418     $  1,038,303     $  1,140,766     $  1,076,869     $  1,210,872
Interest-bearing deposits in other banks                 9,653           51,875            2,202            2,449            3,246
Investment securities                                4,054,279        3,602,979        3,626,457        3,607,520        3,539,202
Securities available for sale                        6,858,765        5,528,877        5,619,226        5,545,803        5,454,969
Trading account assets                                  14,543           24,155           18,652           21,317           13,437
Mortgage loans held for sale                           567,131          351,978          356,801          251,063          222,902
Federal funds sold and securities purchased
    under agreement to resell                           66,078           61,863           72,108          246,556           95,550
Loans                                               28,221,240       29,164,121       30,479,546       31,299,305       31,472,656
Unearned income                                        (76,565)         (82,834)         (88,556)         (95,242)         (96,193)
                                                  ------------     ------------     ------------     ------------     ------------
      Loans, net of unearned income                 28,144,675       29,081,287       30,390,990       31,204,063       31,376,463
Allowance for loan losses                             (338,375)        (352,998)        (363,475)        (373,699)        (376,508)
                                                  ------------     ------------     ------------     ------------     ------------
                                                    27,806,300       28,728,289       30,027,515       30,830,364       30,999,955
      Net Loans                                        580,707          585,934          588,697          596,900          598,632
Premises and equipment                                 306,707          300,445          326,815          333,294          349,637
Interest receivable                                     72,098           85,624           53,969           24,274          107,912
Due from customers on acceptances                      984,716        1,058,081        1,068,306        1,090,687        1,091,979
Other assets                                      ------------     ------------     ------------     ------------     ------------
                                                  $ 42,714,395     $ 41,418,403     $ 42,901,514     $ 43,627,096     $ 43,688,293
                                                  ============     ============     ============     ============     ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                          $  4,419,693     $  4,853,155     $  4,573,881     $  4,561,388     $  4,512,883
    Interest-bearing                                25,569,401       27,101,228       27,935,020       27,424,262       27,509,608
                                                  ------------     ------------     ------------     ------------     ------------
                                                    29,989,094       31,954,383       32,508,901       31,985,650       32,022,491
      Total Deposits
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and securities
        sold under agreement to repurchase           5,614,613        3,136,794        2,630,399        1,862,753        1,996,812
      Commercial paper                                  56,750           26,750           36,750           38,750           27,750
      Other short-term borrowings                    1,953,622          725,045        1,816,220        1,620,673        1,108,580
                                                  ------------     ------------     ------------     ------------     ------------
         Total Short-term Borrowings                 7,624,985        3,888,589        4,483,369        3,522,176        3,133,142
    Long-term borrowings                             1,750,861        2,032,411        2,370,148        4,392,399        4,478,027
                                                  ------------     ------------     ------------     ------------     ------------
      Total Borrowed Funds                           9,375,846        5,921,000        6,853,517        7,914,575        7,611,169
Bank acceptances outstanding                            72,098           85,624           53,969           24,274          107,912
Other liabilities                                      212,245          316,662          297,692          342,689          488,777
                                                  ------------     ------------     ------------     ------------     ------------
      Total Liabilities                             39,649,283       38,277,669       39,714,079       40,267,188       40,230,349

Stockholders' equity:
    Common stock                                       137,897          138,857          139,028          139,050          139,105
    Surplus                                          1,022,825        1,051,634        1,056,452        1,058,291        1,058,733
    Undivided profits                                2,044,209        2,130,595        2,196,513        2,264,476        2,333,285
    Treasury Stock                                           0          (38,696)         (73,941)         (18,988)         (67,135)
    Unearned restricted stock                           (4,719)          (4,216)          (8,088)          (7,673)          (6,952)
    Accumulated other comprehensive income (loss)     (135,100)        (137,440)        (122,529)         (75,248)             908
                                                  ------------     ------------     ------------     ------------     ------------
         Total Stockholders' Equity                  3,065,112        3,140,734        3,187,435        3,359,908        3,457,944
                                                  ------------     ------------     ------------     ------------     ------------
                                                  $ 42,714,395     $ 41,418,403     $ 42,901,514     $ 43,627,096     $ 43,688,293
                                                  ============     ============     ============     ============     ============

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                  12/31/98          3/31/99       6/30/99       9/30/99      12/31/99
                                                  --------         --------      --------      --------      --------
Interest Income:
    Interest and fees on loans                    $526,305         $512,478      $540,192      $562,484      $586,632
    Interest on securities:
      Taxable interest income                      111,687          121,762       128,773       135,346       139,054
      Tax-exempt interest income                     9,011            9,798         9,761         9,756        10,169
                                                  --------         --------      --------      --------      --------
      Total Interest on Securities                 120,698          131,560       138,534       145,102       149,223
    Interest on mortgage loans held for sale        12,865           20,636        17,548        22,506        20,312
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                      3,965              938           937         1,046         1,335
    Interest on time deposits in other banks           927              514           573           372           282
    Interest on trading account assets                 520              315           352           476           339
                                                  --------         --------      --------      --------      --------
      Total Interest Income                        665,280          666,441       698,136       731,986       758,123

Interest Expense:
    Interest on deposits                           265,876          257,455       255,257       258,847       285,240
    Interest on short-term borrowings               50,088           57,599        72,928       105,719        93,272
    Interest on long-term borrowings                 8,757            8,790         7,685         6,972        19,067
                                                  --------         --------      --------      --------      --------
      Total Interest Expense                       324,721          323,844       335,870       371,538       397,579
                                                  --------         --------      --------      --------      --------
      Net Interest Income                          340,559          342,597       362,266       360,448       360,544

Provision for loan losses                           19,023           20,738        23,944        30,707        38,269
                                                  --------         --------      --------      --------      --------
      Net Interest Income After Provision
         for Loan Losses                           321,536          321,859       338,322       329,741       322,275

Non-Interest Income:
    Trust department income                         15,556           12,751        12,610        14,530        13,543
    Service charges on deposit accounts             48,463           44,812        46,845        50,453        52,874
    Mortgage servicing and origination fees         27,635           33,084        26,453        22,675        20,906
    Securities gains (losses)                        3,875               16            22             3           119
    Other                                           35,206           52,452        35,861        45,611        51,521
                                                  --------         --------      --------      --------      --------
      Total Non-Interest Income                    130,735          143,115       121,791       133,272       138,963

Non-Interest Expense:
    Salaries and employee benefits                 137,350          136,649       138,723       140,577       135,620
    Net occupancy expense                           16,223           14,656        14,334        16,422        16,223
    Furniture and equipment expense                 19,416           16,530        16,322        18,370        20,791
    Other                                           84,070           94,740        90,845        89,851       103,659
                                                  --------         --------      --------      --------      --------
      Total Operating Expense                      257,059          262,575       260,224       265,220       276,293
    Merger and restructuring costs                   6,710                0             0             0             0
                                                  --------         --------      --------      --------      --------
      Total Non-Interest Expense                   263,769          262,575       260,224       265,220       276,293
                                                  --------         --------      --------      --------      --------
      Income Before Income Taxes                   188,502          202,399       199,889       197,793       184,945
Applicable income taxes                             61,495           73,019        63,900        66,835        55,886
                                                  --------         --------      --------      --------      --------
      Net Income                                  $127,007         $129,380      $135,989      $130,958      $129,059
                                                  ========         ========      ========      ========      ========
      Operating Income                            $131,194 (a)     $129,380      $135,989      $130,958      $129,059
                                                  ========         ========      ========      ========      ========


                                                   3/31/00            6/30/00       9/30/00      12/31/00
                                                  ---------          --------      --------      ---------
Interest Income:
    Interest and fees on loans                    $ 602,957          $633,868      $667,305      $ 684,013
    Interest on securities:
      Taxable interest income                       155,067           137,104       136,452        133,351
      Tax-exempt interest income                     10,161            10,325        10,680         10,560
                                                  ---------          --------      --------      ---------
      Total Interest on Securities                  165,228           147,429       147,132        143,911
    Interest on mortgage loans held for sale         10,313             9,329         8,176          6,693
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                       1,129             1,370         1,672          1,366
    Interest on time deposits in other banks            193               184           221            498
    Interest on trading account assets                  409               407           188            252
                                                  ---------          --------      --------      ---------
      Total Interest Income                         780,229           792,587       824,694        836,733

Interest Expense:
    Interest on deposits                            319,177           342,894       358,033        352,156
    Interest on short-term borrowings                77,956            64,422        65,623         68,242
    Interest on long-term borrowings                 28,980            36,580        58,919         72,464
                                                  ---------          --------      --------      ---------
      Total Interest Expense                        426,113           443,896       482,575        492,862
                                                  ---------          --------      --------      ---------
      Net Interest Income                           354,116           348,691       342,119        343,871

Provision for loan losses                            29,177            27,804        32,746         37,372
                                                  ---------          --------      --------      ---------
      Net Interest Income After Provision
         for Loan Losses                            324,939           320,887       309,373        306,499

Non-Interest Income:
    Trust department income                          14,051            14,059        14,597         14,968
    Service charges on deposit accounts              53,408            57,542        59,465         61,255
    Mortgage servicing and origination fees          21,956            21,539        20,016         19,221
    Securities gains (losses)                       (40,018)               67            28             (5)
    Other                                           117,395            44,443        52,641         54,582
                                                  ---------          --------      --------      ---------
      Total Non-Interest Income                     166,792           137,650       146,747        150,021

Non-Interest Expense:
    Salaries and employee benefits                  147,253           146,244       144,868        150,492
    Net occupancy expense                            15,858            16,811        18,583         19,423
    Furniture and equipment expense                  16,997            17,320        18,880         21,016
    Other                                            91,027            92,412        91,008        112,990
                                                  ---------          --------      --------      ---------
      Total Operating Expense                       271,135           272,787       273,339        303,921
    Merger and restructuring costs                        0                 0             0              0
                                                  ---------          --------      --------      ---------
      Total Non-Interest Expense                    271,135           272,787       273,339        303,921
                                                  ---------          --------      --------      ---------
      Income Before Income Taxes                    220,596           185,750       182,781        152,599
Applicable income taxes                              74,591            60,457        54,922         24,233
                                                  ---------          --------      --------      ---------
      Net Income                                  $ 146,005          $125,293      $127,859      $ 128,366
                                                  =========          ========      ========      =========
      Operating Income                            $ 128,203 (b)      $125,293      $127,859      $ 128,366
                                                  =========          ========      ========      =========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)


                                                 12/31/98     3/31/99      6/30/99      9/30/99      12/31/99     3/31/00
                                                ----------  -----------  -----------  -----------  -----------  -----------
Average shares outstanding--during quarter         219,798      222,408      223,995      221,696      218,414      221,299
Average shares outstanding--during
    quarter, diluted                               223,325      225,467      226,887      223,715      219,862      222,549
Actual shares outstanding--end of quarter          220,454      223,910      224,018      219,289      220,636      220,422
Operating income per share                      $     0.60   $     0.58   $     0.61   $     0.59   $     0.59   $     0.58
Operating income per share, diluted             $     0.59   $     0.57   $     0.60   $     0.59   $     0.59   $     0.58
Net income per share                            $     0.58   $     0.58   $     0.61   $     0.59   $     0.59   $     0.66
Net income per share, diluted                   $     0.57   $     0.57   $     0.60   $     0.59   $     0.59   $     0.66
Dividends per share                             $     0.23   $     0.25   $     0.25   $     0.25   $     0.25   $     0.27

Taxable equivalent net interest income          $  344,902   $  348,084   $  367,831   $  366,236   $  366,479   $  359,914

                                                 6/30/00      9/30/00      12/31/00
                                                ----------  -----------  -----------
Average shares outstanding--during quarter         220,264      220,424      221,062
Average shares outstanding--during
    quarter, diluted                               221,426      221,615      222,366
Actual shares outstanding--end of quarter          219,095      221,612      219,769
Operating income per share                      $     0.57   $     0.58   $     0.58
Operating income per share, diluted             $     0.57   $     0.58   $     0.58
Net income per share                            $     0.57   $     0.58   $     0.58
Net income per share, diluted                   $     0.57   $     0.58   $     0.58
Dividends per share                             $     0.27   $     0.27   $     0.27

Taxable equivalent net interest income          $  354,571   $  347,956   $  359,154

(a)   Operating income excludes non-recurring merger charges of $6.7 million pre-tax or $4.2 million after tax.
(b)   Operating income excludes gain on sale of credit card portfolio ($67.2 million pre-tax or $44.0 million after tax)
       and loss on sale of securities ($40.0 million pre-tax or $26.2 million after tax).

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                             Year Ended
                                                             December 31
                                                     ---------------------------
                                                         2000           1999
                                                     ------------   ------------
Interest Income:
    Interest and fees on loans                       $  2,588,143   $  2,201,786
    Interest on securities:
      Taxable interest income                             561,974        524,935
      Tax-exempt interest income                           41,726         39,484
                                                     ------------   ------------
      Total Interest on Securities                        603,700        564,419
    Interest on mortgage loans held for sale               34,511         81,002
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                             5,537          4,256
    Interest on time deposits in other banks                1,096          1,741
    Interest on trading account assets                      1,256          1,482
                                                     ------------   ------------
      Total Interest Income                             3,234,243      2,854,686

Interest Expense:
    Interest on deposits                                1,372,260      1,056,799
    Interest on short-term borrowings                     276,243        329,518
    Interest on long-term borrowings                      196,943         42,514
                                                     ------------   ------------
      Total Interest Expense                            1,845,446      1,428,831
                                                     ------------   ------------
      Net Interest Income                               1,388,797      1,425,855

Provision for loan losses                                 127,099        113,658
                                                     ------------   ------------
      Net Interest Income After Provision
         for Loan Losses                                1,261,698      1,312,197

Non-Interest Income:
    Trust department income                                57,675         53,434
    Service charges on deposit accounts                   231,670        194,984
    Mortgage servicing and origination fees                82,732        103,118
    Securities gains (losses)                             (39,928)           160
    Other                                                 269,061        185,445
                                                     ------------   ------------
      Total Non-Interest Income                           601,210        537,141

Non-Interest Expense:
    Salaries and employee benefits                        588,857        551,569
    Net occupancy expense                                  70,675         61,635
    Furniture and equipment expense                        74,213         72,013
    Other                                                 387,437        379,095
                                                     ------------   ------------
      Total Non-Interest Expense                        1,121,182      1,064,312
                                                     ------------   ------------
      Income Before Income Taxes                          741,726        785,026
Applicable income taxes                                   214,203        259,640
                                                     ------------   ------------
      Net Income                                     $    527,523   $    525,386
                                                     ============   ============
      Operating Income                               $    509,721   $    525,386
                                                     ============   ============

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                                Year Ended
                                                                December 31
                                                          -----------------------
                                                             2000         1999
                                                          ----------   ----------

Average shares outstanding--year-to-date                     220,762      221,617
Average shares outstanding--year-to-date, diluted            221,989      223,967
Actual shares outstanding--end of quarter                    219,769      220,636

Operating income per share                                $     2.31   $     2.37
Operating income per share, diluted                       $     2.30   $     2.35
Net income per share                                      $     2.39   $     2.37
Net income per share, diluted                             $     2.38   $     2.35
Dividends per share                                       $     1.08   $     1.00

Taxable equivalent net interest income                     1,421,595    1,448,630

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                           Quarter Ended           Quarter Ended           Quarter Ended
                                              6/30/99                 9/30/99                 12/31/99
                                       ----------------------  ----------------------  ----------------------
                                         Average       Yield/    Average       Yield/    Average       Yield/
                                         Balance        Rate     Balance        Rate     Balance        Rate
                                       ------------    ------  ------------    ------  ------------    ------
ASSETS
Earning assets:
   Taxable securities                  $  8,141,637     6.33%  $  8,451,738     6.34%  $  8,663,789     6.36%
   Non-taxable securities                   741,393     7.83%       739,665     7.87%       756,355     7.88%
   Federal funds sold                        95,142     3.95%        79,125     5.24%       101,902     5.20%
   Loans, net of unearned income         26,101,980     8.32%    27,020,688     8.27%    28,079,812     8.31%
   Int. bear. deposits in oth. bnks          50,919     4.51%        43,293     3.41%        25,640     4.36%
   Mortgages held for sale                  989,377     7.11%     1,260,046     7.09%     1,078,896     7.47%
   Trading account assets                    21,975     7.49%        22,370     9.47%        19,839     7.50%
                                       ------------            ------------            ------------
    Total earning assets                 36,142,423     7.81%    37,616,925     7.78%    38,726,233     7.83%
Allowance for loan losses                  (329,447)               (323,925)               (331,666)
Cash and due from banks                   1,272,902               1,211,370               1,217,784
Other non-earning assets                  1,918,007               2,004,159               1,931,737
                                       ------------            ------------            ------------
                                       $ 39,003,885            $ 40,508,529            $ 41,544,088
                                       ============            ============            ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                    $  1,523,845     1.62%  $  1,470,113     1.57%  $  1,410,750     1.53%
   Interest bearing transaction
    accounts                                516,085     3.93%       434,837     4.00%       350,535     4.89%
   Money market accounts                  9,231,649     3.16%     9,079,236     3.34%     9,187,763     3.47%
   Certificates of deposit of
    $100,000 or more                      4,065,120     5.30%     4,198,193     5.32%     4,591,010     5.47%
   Other interest-bearing accounts        8,832,472     5.34%     8,909,144     5.17%     9,882,913     5.30%
   Federal funds purchased                2,899,138     4.87%     4,490,354     5.24%     4,527,000     5.52%
   Commercial paper                          56,750     6.01%        57,343     6.52%        58,061     5.86%
   Other short-term borrowings            3,392,371     4.35%     3,434,210     5.25%     2,315,210     5.04%
   Long-term borrowings                     471,331     6.39%       385,291     7.18%     1,302,209     5.81%
                                       ------------            ------------            ------------
    Total int-bearing liabilities        30,988,761     4.34%    32,458,721     4.54%    33,625,451     4.69%
Non-interest bearing deposits             4,510,618               4,596,807               4,582,329
Other liabilities                           367,156                 375,602                 332,596
Stockholders' equity                      3,137,350               3,077,399               3,003,712
                                       ------------            ------------            ------------
                                       $ 39,003,885            $ 40,508,529            $ 41,544,088
                                       ============            ============            ============

Net yield on interest earning assets                    4.08%                   3.86%                   3.75%

                                         Quarter Ended           Quarter Ended           Quarter Ended           Quarter Ended
                                            3/31/00                 6/30/00                 9/30/00                 12/31/00
                                     ----------------------  ----------------------  ----------------------  ----------------------
                                       Average       Yield/    Average       Yield/    Average       Yield/    Average       Yield/
                                       Balance        Rate     Balance        Rate     Balance        Rate     Balance        Rate
                                     ------------    ------  ------------    ------  ------------    ------  ------------    ------
ASSETS
Earning assets:
   Taxable securities                $  9,551,271     6.52%  $  8,408,489     6.55%  $  8,405,165     6.45%  $  8,246,431     6.52%
   Non-taxable securities                 782,857     7.76%       792,115     7.71%       820,542     7.59%       809,505     7.51%
   Federal funds sold                      79,591     5.71%        87,145     6.32%       102,581     6.48%        84,019     6.47%
   Loans, net of unearned income       28,669,394     8.47%    29,714,554     8.60%    30,799,374     8.63%    31,319,500     8.80%
   Int. bear. deposits in oth. bnks        12,376     6.27%        10,818     6.84%        12,845     6.84%        31,410     6.31%
   Mortgages held for sale                508,777     8.15%       411,105     9.13%       330,682     9.84%       258,762    10.29%
   Trading account assets                  31,354     5.65%        21,434     8.06%        11,961     7.11%        14,503     8.69%
                                     ------------            ------------            ------------            ------------
    Total earning assets               39,635,620     7.98%    39,445,660     8.14%    40,483,150     8.16%    40,764,130     8.31%
Allowance for loan losses                (345,530)               (357,364)               (363,586)               (374,738)
Cash and due from banks                 1,239,194               1,084,622               1,046,548               1,010,589
Other non-earning assets                2,059,622               2,053,414               2,055,988               2,109,558
                                     ------------            ------------            ------------            ------------
                                     $ 42,588,906            $ 42,226,332            $ 43,222,100            $ 43,509,539
                                     ============            ============            ============            ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                  $  1,389,361     1.53%  $  1,362,045     1.51%  $  1,305,032     1.50%  $  1,262,885     1.49%
   Interest bearing transaction
    accounts                              415,351     4.22%       416,655     4.07%       393,976     4.48%       395,865     3.41%
   Money market accounts               10,052,953     3.84%    10,341,395     4.20%    10,014,333     4.33%    10,235,426     4.43%
   Certificates of deposit of
    $100,000 or more                    4,907,081     5.74%     4,654,185     6.00%     4,212,396     6.22%     4,090,534     6.45%
   Other interest-bearing accounts     10,610,269     5.44%    10,961,131     5.73%    11,522,007     6.00%    10,579,493     6.16%
   Federal funds purchased              4,355,968     5.83%     2,935,116     6.25%     2,231,550     6.64%     2,769,611     6.60%
   Commercial paper                        56,140     6.31%        35,432     6.29%        36,815     6.30%        45,376     6.36%
   Other short-term borrowings            944,198     5.89%     1,161,176     6.33%     1,728,085     6.40%     1,342,578     6.38%
   Long-term borrowings                 1,925,296     6.05%     2,344,772     6.27%     3,583,967     6.54%     4,403,511     6.55%
                                     ------------            ------------            ------------            ------------
    Total int-bearing liabilities      34,656,617     4.95%    34,211,907     5.22%    35,028,161     5.48%    35,125,279     5.58%
Non-interest bearing deposits           4,532,369               4,544,703               4,579,901               4,590,119
Other liabilities                         293,243                 322,007                 344,654                 383,205
Stockholders' equity                    3,106,677               3,147,715               3,269,384               3,410,936
                                     ------------            ------------            ------------            ------------
                                     $ 42,588,906            $ 42,226,332            $ 43,222,100            $ 43,509,539
                                     ============            ============            ============            ============

Net yield on interest earning assets                  3.65%                   3.62%                   3.42%                   3.51%

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS
(Dollar Amounts in Thousands)

                                         6/30/99       9/30/99      12/31/99      3/31/00       6/30/00       9/30/00       12/31/00
                                        --------      --------      --------      --------      --------      --------      --------
Balance at beginning of period          $330,151      $326,982      $330,679      $338,375      $352,998      $363,475      $373,699

Net loans charged off (recovered):
  Commercial                               8,833         2,805         9,184         2,345         3,308         7,480        22,845
  Real estate                                805         8,379         5,122           559         3,483         4,881         2,000
  Installment                             17,475        15,826        19,226        13,509        10,536        13,444         9,718
                                        --------      --------      --------      --------      --------      --------      --------
      Total                               27,113        27,010        33,532        16,413        17,327        25,805        34,563
Allowance of acquired banks                    0             0         2,959         1,859             0         3,283             0
Provision charged to expense              23,944        30,707        38,269        29,177        27,804        32,746        37,372
                                        --------      --------      --------      --------      --------      --------      --------

Balance at end of period                $326,982      $330,679      $338,375      $352,998      $363,475      $373,699      $376,508
                                        ========      ========      ========      ========      ========      ========      ========

Non-performing Assets:
Loans on a non-accruing basis           $159,103      $161,837      $169,904      $189,260      $184,934      $200,419      $197,974
Renegotiated loans                         5,849        10,219         8,390        12,969        12,616        13,403        12,372
Foreclosed property ("Other
   real estate")                          13,942        13,371        12,662        13,474        16,837        23,270        28,442
                                        --------      --------      --------      --------      --------      --------      --------
   Total NPA excluding past due
    loans                               $178,894      $185,427      $190,956      $215,703      $214,387      $237,092      $238,788
                                        --------      --------      --------      --------      --------      --------      --------
Loans past due 90 days or more          $ 99,575      $ 77,918      $ 71,952      $ 64,117      $ 67,388      $ 36,543      $ 35,903
                                        --------      --------      --------      --------      --------      --------      --------
   Total NPA including past due
    loans                               $278,469      $263,345      $262,908      $279,820      $281,775      $273,635      $274,691
                                        ========      ========      ========      ========      ========      ========      ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                                                                             Year Ended
                                                                                             December 31
                                                                         --------------------------------------------------
                                                                                  2000                        1999
                                                                         ----------------------       ---------------------
                                                                             Average     Yield/           Average    Yield/
                                                                             Balance       Rate           Balance      Rate
                                                                         -----------     ------       -----------    ------
ASSETS

Earning assets:
   Taxable securities                                                     $8,651,052      6.51%        $8,244,603     6.35%
   Non-taxable securities                                                    801,330      7.64%           745,064     7.91%
   Federal funds sold                                                         88,361      6.27%            94,875     4.49%
   Loans, net of unearned income                                          30,130,808      8.63%        26,478,349     8.33%
   Int. bear. deposits in oth. bnks                                           16,891      6.49%            43,720     3.98%
   Mortgages held for sale                                                   376,880      9.16%         1,130,256     7.17%
   Trading account assets                                                     19,777      7.08%            21,753     7.65%
                                                                         -----------                  -----------
    Total earning assets                                                  40,085,099      8.15%        36,758,620     7.83%
Allowance for loan losses                                                   (360,353)                    (328,188)
Cash and due from banks                                                    1,094,874                    1,237,318
Other non-earning assets                                                   2,069,717                    1,940,182
                                                                         -----------                  -----------
                                                                         $42,889,337                  $39,607,932
                                                                         ===========                  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                                                       $1,329,580      1.51%        $1,477,688     1.61%
   Interest bearing transaction
    accounts                                                                 405,404      4.04%           458,094     4.22%
   Money market accounts                                                  10,160,829      4.20%         9,095,569     3.27%
   Certificates of deposit of
    $100,000 or more                                                       4,464,330      6.08%         4,218,828     5.36%
   Other int-bearing accounts                                             10,918,949      5.84%         9,215,075     5.32%
   Federal funds purchased                                                 3,069,933      6.25%         3,532,553     5.21%
   Commercial paper                                                           43,428      6.32%            57,230     6.09%
   Other short-term borrowings                                             1,295,328      6.29%         2,913,077     4.88%
   Long-term borrowings                                                    3,069,465      6.42%           671,665     6.33%
                                                                         -----------                  -----------
    Total int-bearing liabilities                                         34,757,246      5.31%        31,639,779     4.52%
Non-interest bearing deposits                                              4,561,900                    4,520,405
Other liabilities                                                            335,931                      380,798
Stockholders' equity                                                       3,234,260                    3,066,950
                                                                         -----------                  -----------
                                                                         $42,889,337                  $39,607,932
                                                                         ===========                  ===========

Net yield on int. earning assets                                                          3.55%                       3.94%

                                                                                       Year Ended
                                                                                       December 31
                                                                         ----------------------------------------
Allowance For Loan Losses:                                                   2000                         1999
                                                                         -----------                  -----------
Balance at beginning of year                                             $   338,375                  $   315,412

Net loans charged off:
  Commercial                                                                  35,978                       22,655
  Real estate                                                                 10,923                       14,672
  Installment                                                                 47,207                       61,861
                                                                         -----------                  -----------
      Total                                                                   94,108                       99,188
Allowance of acquired banks                                                    5,142                        8,493
Provision charged to expense                                                 127,099                      113,658
                                                                         -----------                  -----------
Balance at end of period                                                 $   376,508                  $   338,375
                                                                         ===========                  ===========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED RATIOS

                                                        3/31/99  6/30/99   9/30/99   12/31/99  3/31/00   6/30/00   9/30/00  12/31/00
                                                        -------  -------   -------   --------  -------   -------   -------  --------
Return on average assets*                                 1.41%     1.40%     1.28%     1.23%     1.21%     1.19%     1.18%    1.17%

Return on average equity*                                17.21%    17.39%    16.88%    17.05%    16.60%    16.01%    15.56%   14.97%

Stockholders' equity per share                          $13.93    $13.98    $13.77    $13.89    $14.25    $14.55    $15.16   $15.73

Stockholders' equity to total assets                      8.08%     7.87%     7.32%     7.18%     7.58%     7.43%     7.70%    7.92%

Allowance for loan losses as a percentage of loans,
     net of unearned income                               1.29%     1.23%     1.20%     1.20%     1.21%     1.20%     1.20%    1.20%

Loans, net of unearned income, to total deposits         87.67%    93.41%    92.31%    93.85%    91.01%    93.49%    97.56%   97.98%

Net charge-offs as a percentage of average loans**        0.19%     0.42%     0.40%     0.47%     0.23%     0.23%     0.33%    0.44%

Total non-performing assets (excluding loans 90 days
     past due) as a percentage of loans and
     other real estate                                    0.68%     0.67%     0.67%     0.68%     0.74%     0.71%     0.76%    0.76%

Total non-performing assets (including loans 90 days
     past due) as a percentage of loans and
     other real estate                                   1.15%     1.05%     0.96%     0.93%     0.96%     0.93%     0.88%     0.87%